Exhibit (d)(1)(b)

SCHEDULE A

(as of April 30, 2019)

As consideration for Invesco Capital Management’s services to each of the Funds listed below, Invesco Capital Management shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco BulletShares 2019 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2019 High Yield Corporate Bond ETF	0.42	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2020 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2020 High Yield Corporate Bond ETF	0.42	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2021 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2021 High Yield Corporate Bond ETF	0.42	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2022 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2022 High Yield Corporate Bond ETF	0.42	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2023 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2023 High Yield Corporate Bond ETF	0.42	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2024 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/2020

Exhibit (d)(1)(b)

Invesco BulletShares 2024 High Yield Corporate Bond ETF	0.42	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2025 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2025 High Yield Corporate Bond ETF	0.42	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2026 High Yield Corporate Bond ETF	0.42	06/14/18	8/07/2018	8/09/2018	04/30/2020
Invesco BulletShares 2026 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2027 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/2020
Invesco BulletShares 2028 Corporate Bond ETF	0.10	06/14/18	8/7/2018	8/09/2018	04/30/2020
Invesco BulletShares 2021 USD Emerging Markets Debt ETF	0.29	06/14/18	10/1/2018	10/4/2018	04/30/2020
Invesco BulletShares 2022 USD Emerging Markets Debt ETF	0.29	06/14/18	10/1/2018	10/4/2018	04/30/2020
Invesco BulletShares 2023 USD Emerging Markets Debt ETF	0.29	06/14/18	10/1/2018	10/4/2018	04/30/2020
Invesco BulletShares 2024 USD Emerging Markets Debt ETF	0.29	06/14/18	10/1/2018	10/4/2018	04/30/2020
Invesco BulletShares 2020 Municipal Bond ETF	[ ]	12/13/18	[ ]	[ ]	04/30/2020
Invesco BulletShares 2021 Municipal Bond ETF	[ ]	12/13/18	[ ]	[ ]	04/30/2020
Invesco BulletShares 2022 Municipal Bond ETF	[ ]	12/13/18	[ ]	[ ]	04/30/2020

Exhibit (d)(1)(b)

Invesco BulletShares 2023 Municipal Bond ETF	[ ]	12/13/18	[ ]	[ ]	04/30/2020
Invesco BulletShares 2024 Municipal Bond ETF	[ ]	12/13/18	[ ]	[ ]	04/30/2020
Invesco BulletShares 2025 Municipal Bond ETF	[ ]	12/13/18	[ ]	[ ]	04/30/2020
Invesco BulletShares 2026 Municipal Bond ETF	[ ]	12/13/18	[ ]	[ ]	04/30/2020
Invesco BulletShares 2027 Municipal Bond ETF	[ ]	12/13/18	[ ]	[ ]	04/30/2020
Invesco BulletShares 2028 Municipal Bond ETF	[ ]	12/13/18	[ ]	[ ]	04/30/2020
Invesco Corporate Income Defensive ETF	0.23	06/14/18	07/20/2018	07/25/2018	04/30/2020
Invesco Corporate Income Value ETF	0.23	06/14/18	07/20/2018	07/25/2018	04/30/2020
Invesco Emerging Markets Debt Defensive ETF	0.29	06/14/18	07/20/2018	07/25/2018	04/30/2020
Invesco Emerging Markets Debt Value ETF	0.29	06/14/18	07/20/2018	07/25/2018	04/30/2020
Invesco ESG Revenue ETF	0.40	12/12/18	[ ]	[ ]	04/30/2020
Invesco Investment Grade Defensive ETF	0.13	06/14/18	07/20/2018	07/25/2018	04/30/2020
Invesco Investment Grade Value ETF	0.13	06/14/18	07/20/2018	07/25/2018	04/30/2020
Invesco Multi-Factor Defensive Core Fixed Income ETF	0.12	09/21/18	12/06/2018	12/06/2018	04/30/2020

Exhibit (d)(1)(b)

Invesco Multi-Factor Core Fixed Income ETF	0.12	06/14/18	07/20/2018	07/25/2018	04/30/2020
Invesco Multi-Factor Core Plus Fixed Income ETF	0.16	06/14/18	07/20/2018	07/25/2018	04/30/2020
Invesco Multi-Factor Income ETF	0.16	09/21/18	12/06/2018	12/06/2018	04/30/2020
Invesco Russell 1000® Dynamic Multifactor ETF	0.29	12/12/18	[ ]	[ ]	04/30/2020
Invesco Russell 2000® Dynamic Multifactor ETF	0.39	12/12/18	[ ]	[ ]	04/30/2020
Invesco RAFITM Strategic US ETF	0.19	06/14/18	09/12/2018	09/12/2018	04/30/2020
Invesco RAFITM Strategic US Small Company ETF	0.23	06/14/18	09/12/2018	09/12/2018	04/30/2020
Invesco RAFITM Strategic Developed ex-USETF	0.23	06/14/18	09/12/2018	09/12/2018	04/30/2020
Invesco RAFITM Strategic Developed ex-US Small Company ETF	0.35	06/14/18	09/12/2018	09/12/2018	04/30/2020
Invesco RAFITM Strategic Emerging Markets ETF	0.35	06/14/18	09/12/2018	09/12/2018	04/30/2020

[Signature page follows]

Exhibit (d)(1)(b)

INVESCO EXCHANGE-TRADED SELF- INDEXED FUND TRUST

Attest:

By:	/s/ Peter Davidson	By:	/s/ Daniel E. Draper
	Name: Peter Davidson Title: Assistant Secretary		Name: Daniel E. Draper Title: President

INVESCO CAPITAL MANAGEMENT LLC
Attest:

By:	/s/ Peter Davidson	By:	/s/ Daniel E. Draper
	Name: Peter Davidson Title: Assistant Secretary		Name Daniel E. Draper Title: Managing Director